Exhibit 4.2
CONSENT AND AMENDMENT NO. 2 TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT
          This CONSENT AND AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of August 31, 2010, and is entered into by and among PARK-OHIO INDUSTRIES, INC. and RB&W CORPORATION OF CANADA, as borrowers (collectively, the “Borrowers”), the EX-IM BORROWERS party to the Credit Agreement (as hereinafter defined), the other Loan Parties party to the Credit Agreement, the lenders party to the Credit Agreement (the “Lenders”) that are also a party to this Amendment, JPMORGAN CHASE BANK, N.A.., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent.
WITNESSETH:
          WHEREAS, the Loan Parties, the Lenders, and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of March 8, 2010 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);
          WHEREAS, the Borrowers have informed the Administrative Agent and the Lenders that Supply Technologies LLC desires to purchase substantially all of the assets of Assembly Component Systems, Inc., an Illinois corporation (“ACS”) from Lawson Products, Inc., a Delaware corporation (the “ACS Acquisition”);
          WHEREAS, the Borrowers have informed the Administrative Agent and the Lenders that the Company desires to purchase the real property located at 5301 West Roosevelt Road, Cicero, Illinois 60804 (the “Cicero Real Estate”) from Holdings (the “Cicero Acquisition”);
          WHEREAS, the Borrowers have informed the Administrative Agent and the Lenders that the Borrowers desire to amend the pricing set forth in the definition of Applicable Rate set forth in the Credit Agreement;
          WHEREAS, the Borrowers have requested that the applicable Lenders (i) consent to the ACS Acquisition and the Cicero Transaction and (ii) amend the Credit Agreement in certain respects in connection therewith and to adjust the pricing set forth in the definition of Applicable Rate, in each case as more particularly set forth herein;
          NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Consents.
          (a) ACS Acquisition. Subject to the satisfaction of the applicable conditions set forth in Section 5 below, and in reliance on the representations set forth in Section 6 below, the applicable Lenders hereby consent to the ACS Acquisition; provided, that:
     (i) the aggregate consideration paid by the Loan Parties, plus the aggregate amount of Indebtedness assumed or incurred by the Loan Parties, in connection with the ACS Acquisition shall not exceed $19,000,000, plus any applicable working capital purchase price adjustment,

     (ii) the aggregate principal amount of Indebtedness owing by the Loan Parties to the sellers in the ACS Acquisition as a result of the ACS Acquisition shall not exceed $3,000,000 plus interest, and all such Indebtedness (the “ACS Subordinated Indebtedness”) must be (A) unsecured, (B) subordinated to the Obligations in a manner acceptable to the Administrative Agent, which shall preclude payments of the ACS Subordinated Indebtedness at any time that an Event of Default is in existence and (C) subject to terms and conditions and documentation in each case which is in form and substance reasonably acceptable to the Administrative Agent,
     (iii) no business, assets or property acquired by any Loan Party in connection with the ACS Acquisition (the “ACS Assets”) shall be included in any part of the Aggregate Borrowing Base until such time as Administrative Agent has completed all field examinations required by Administrative Agent with respect to the ACS Assets for such inclusion, the scope and results of which are reasonably satisfactory to Administrative Agent,
     (iv) prior to and after giving effect to the ACS Acquisition, (a) if at such time the ACS Assets are not eligible for consideration for inclusion in the Aggregate Borrowing Base as described in clause (iii) above, Aggregate Availability equals or exceeds $20,000,000 or (b) if at such time the ACS Assets are eligible for consideration for inclusion in the Aggregate Borrowing Base as described in clause (iii) above, Aggregate Availability equals or exceeds $35,000,000,
     (v) each of the Loan Parties shall be in full compliance with Section 5.09, 5.12, 5.13 and 5.16 of the Credit Agreement with respect to all assets and other items acquired in connection with the ACS Acquisition,
     (vi) immediately before and after giving effect to the consummation of the ACS Acquisition no Default or Event of Default shall have occurred and be continuing,
     (vii) the Borrower Representative shall have delivered to Administrative Agent true and correct certified executed copies of all of the documents, agreements and instruments entered into or delivered in connection with the ACS Acquisition and the form and substance of all of such documents, agreements and instruments must be reasonably acceptable to Administrative Agent,
     (viii) the ACS Acquisition shall be consummated on or before October 31, 2010 (or such later date on or prior to December 31, 2010 as agreed to in writing by Administrative Agent in its sole discretion) in accordance with all applicable laws and in accordance with each of the documents, agreements and instruments referred to in clause (vii) above, and
     (ix) the Borrower Representative shall have delivered to Administrative Agent a certificate, in form and substance reasonably acceptable to Administrative Agent, certifying, and demonstrating to the reasonable satisfaction of Administrative Agent, that each of the foregoing terms and conditions with respect to the ACS Acquisition have been satisfied.
          (b) Cicero Acquisition. Subject to the satisfaction of the applicable conditions set forth in Section 5 below, and in reliance on the representations set forth in Section 6 below, the applicable Lenders hereby consent to the Cicero Acquisition; provided, that:
     (i) the sole consideration paid by the Loan Parties in connection with the Cicero Acquisition shall be the issuance by the Company to Holdings of a promissory note (the terms and conditions of which must be reasonably acceptable to the Administrative Agent and the interest rate thereon shall not exceed the applicable interest rate for the Term A Loans) to Holdings in the original face principal amount not to exceed $4,000,000, and the Indebtedness

(the “Cicero Subordinated Indebtedness”) represented by such promissory note must be unsecured and subordinated to the Obligations in a manner acceptable to the Administrative Agent and pursuant to a subordination agreement which is in form and substance acceptable to the Administrative Agent (the “Cicero Subordination Agreement”), which shall provide, among other things, that no (A) principal payment may be made thereon unless (I) prior thereto the Term B Loans have been paid in full in cash, (II) immediately after giving effect to such payment Aggregate Availability equals or exceeds $35,000,000 and (III) immediately before and after giving effect to such payment no Default or Event of Default shall have occurred and be continuing and (B) interest payments may be made thereon unless immediately before and after giving effect to such payment no Default or Event of Default shall have occurred and be continuing,
     (ii) The Administrative Agent shall have received, with respect to the Cicero Real Property, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:
     (A) a Mortgage on the Cicero Real Property;
     (B) evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of itself and the Lenders;
     (C) an ALTA or other mortgagee’s title policy;
     (D) an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent with respect to the Cicero Real Property;
     (E) if any such parcel of real property is determined by the Administrative Agent to be in a flood zone, a flood notification form signed by the Borrower Representative and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent; and
     (F) such other information, documentation, and certifications as may be reasonably required by the Administrative Agent.
     (iii) immediately before and after giving effect to the consummation of the Cicero Acquisition no Default or Event of Default shall have occurred and be continuing,
     (iv) the Borrower Representative shall have delivered to Administrative Agent true and correct certified executed copies of all of the documents, agreements and instruments entered into or delivered in connection with the Cicero Acquisition and the form and substance of all of such documents, agreements and instruments must be reasonably acceptable to Administrative Agent,
     (v) the Cicero Acquisition shall be consummated on or before December 31, 2010 in accordance with all applicable laws and in accordance with each of the documents, agreements and instruments referred to in clause (iv) above, and
     (vi) the Borrower Representative shall have delivered to Administrative Agent a certificate, in form and substance reasonably acceptable to Administrative Agent, certifying, and demonstrating to the reasonable satisfaction of Administrative Agent, that each of the foregoing terms and conditions with respect to the Cicero Acquisition have been satisfied.
          (c) Limited Consents. Each of the foregoing consents is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Documents.
          2. Amendments. Subject to the satisfaction of the applicable conditions set forth in Section 5 below, and in reliance on the representations set forth in Section 6 below, the Credit Agreement is hereby amended as follows:
          (a) Effective upon the effectiveness of the consent set forth above in Section 1(a) above pertaining to the ACS Acquisition, Section 1.1 of the Credit Agreement is hereby amended to add the following definition to read in its entirety as follows:
     “ACS Subordinated Indebtedness” has the meaning ascribed to such term in Section 1(a) of the Second Amendment to the Credit Agreement.
          (b) The definition of “Applicable Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Applicable Rate” means, for any day, with respect to any CBFR Loan, CP Loan, USBR Loan, CDOR Rate Loan or Eurodollar Loan, or with respect to the Domestic Revolving Loan and the Canadian Revolving Loan commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “CBFR Spread”, “CP Spread”, “USBR Spread”, “CDOR Spread” “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Debt Service Coverage Ratio as of the most recent determination date, provided that until five Business Days after the receipt by the Administrative Agent, pursuant to Section 5.01, of the Company’s audited consolidated financial information for the Company’s fiscal year ending December 31, 2010, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 3:

Debt	Domestic and
Service	Canadian Revolving
Coverage	Loan Eurodollar	Canadian Revolving	Canadian Revolving	Domestic Revolving	Canadian Revolving	Term A Loan	Term A Loan CBFR
Ratio	Spread	Loan CDOR Spread	Loan USBR Spread	Loan CBFR Spread	Loan CP Spread	Eurodollar Spread	Spread
Category 1 ≥ 1.75 to 1.0	2.25%	2.25%	-0.25%	-0.25%	-0.25%	3.25%	0.75%
Category 2 < 1.75 to 1.0 but ≥ 1.50 to 1.0	2.50%	2.50%	0.00%	0.00%	0.00%	3.50%	1.00%
Category 3 < 1.50 to 1.0 but ≥ 1.25 to 1.0	2.75%	2.75%	0.25%	0.25%	0.25%	3.75%	1.25%

Debt	Domestic and
Service	Canadian Revolving
Coverage	Loan Eurodollar	Canadian Revolving	Canadian Revolving	Domestic Revolving	Canadian Revolving	Term A Loan	Term A Loan CBFR
Ratio	Spread	Loan CDOR Spread	Loan USBR Spread	Loan CBFR Spread	Loan CP Spread	Eurodollar Spread	Spread
Category 4 < 1.25 to 1.0 but ≥ 1.10 to 1.0	3.00%	3.00%	0.50%	0.50%	0.50%	4.00%	1.50%
Category 5 < 1.10 to 1.0	3.25%	3.25%	0.75%	0.75%	0.75%	4.25%	1.75%

Debt
Service	Term B Loan		Ex-Im Revolving	Ex-Im Revolving
Coverage	Eurodollar	Term B Loan	Loan Eurodollar	Loan CBFR	Commitment
Ratio	Spread	CBFR Spread	Spread	Spread	Fee Rate
Category 1 ≥ 1.75 to 1.0	5.25%	3.25%	1.50%	0.0%	0.75%
Category 2 < 1.75 to 1.0 but ≥ 1.50 to 1.0	5.50%	3.50%	1.75%	0.0%	0.75%
Category 3 < 1.50 to 1.0 but ≥ 1.25 to 1.0	5.75%	3.75%	2.00%	0.0%	0.75%
Category 4 < 1.25 to 1.0 but ≥ 1.10 to 1.0	6.00%	4.00%	2.25%	0.0%	0.75%
Category 5 < 1.10 to 1.0	6.25%	4.25%	2.50%	0.0%	0.75%
     For purposes of the foregoing, (a) the Applicable Rate shall be determined and made effective five Business Days after the receipt by the Administrative Agent of the Company’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Debt Service Coverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Debt Service Coverage Ratio shall be deemed to be in Category 5 at the written election of the Administrative Agent if the Company fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
          (c) Effective upon the effectiveness of the consent set forth above in Section 1(b) above pertaining to the Cicero Acquisition, Section 1.1 of the Credit Agreement is hereby amended to add the following definitions to read in their entirety as follows:
     “Cicero Subordinated Indebtedness” has the meaning ascribed to such term in Section 1(b) of the Second Amendment to the Credit Agreement.
     “Cicero Subordination Agreement” has the meaning ascribed to such term in Section 1(b) of the Second Amendment to the Credit Agreement.
          (d) Effective upon the effectiveness of the consent set forth above in Section 1(b) above pertaining to the Cicero Acquisition, the definition of “Consolidated Debt Charge” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Consolidated Debt Charges” means, with reference to any period, without duplication, Consolidated Interest Expense to the extent paid in cash in such period, plus scheduled principal payments on Indebtedness made during such period (other than scheduled payments in respect of the ACS Subordinated Indebtedness), plus non-scheduled principal payments on the Cicero Subordinated Indebtedness made during such period, plus prepayments on the Subordinated Indebtedness under the Senior Subordinated Notes made by the Company or any Subsidiary (other than an Excluded Subsidiary) after the Effective Date and during such period, plus any scheduled reductions in the Fixed Asset Borrowing Base under the Original Credit Agreement during such period, all calculated for the Company and its Subsidiaries (other than any Excluded Subsidiaries) on a consolidated basis.
          (e) Section 1.1 of the Credit Agreement is hereby amended to add the following definition to read in its entirety as follows:
     “Second Amendment to Credit Agreement” means the Consent and Second Amendment to Third Amended and Restated Credit Agreement dated as of August __, 2010 among the Administrative Agent, the Lenders party thereto and the Borrowers.
          (f) The definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Maturity Date” means April 30, 2014 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
          (g) Section 6.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of subclause (m) thereof, deleting the “.” at the end of subclause (n) thereof and replacing it with ”;” and adding the following subclauses (o) and (p) thereto:
          (o) Intentionally Omitted; and
          (p) Intentionally Omitted.
          (h) After giving effect to the first amendment to Section 6.01 described above, effective upon the effectiveness of the consent set forth above in Section 1(a) above pertaining to the ACS

Acquisition, subclause (o) of Section 6.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          (o) the ACS Subordinated Indebtedness; and
          (i) After giving effect to the first amendment to Section 6.01 described above, effective upon the effectiveness of the consent set forth above in Section 1(b) above pertaining to the Cicero Acquisition, subclause (p) of Section 6.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          (p) the Cicero Subordinated Indebtedness.
          (j) Subclause (k) of Section 6.04 of the Credit Agreement is hereby amended to replace the reference therein to “this Section 6.04(j)” with a reference to “this Section 6.04(k)”.
          (k) Subclause (A) of the proviso to Section 6.08(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     (A) the Loan Parties may make scheduled payments of interest with respect to Subordinated Indebtedness (other than the ACS Subordinated Indebtedness and the Cicero Subordinated Indebtedness) to the extent permitted pursuant to the applicable intercreditor agreement or subordination provisions related thereto.
          (l) Section 6.08(c) of the Credit Agreement is hereby amended by deleting the word “and” at the end of subclause (A) to the proviso thereto, deleting the “.” at the end of subclause (B) to the proviso thereof and replacing it with “,” and adding the following subclauses (C) and (D) thereto:
          (C) Intentionally Omitted, and (D) Intentionally Omitted.
          (m) Effective upon the effectiveness of the consent set forth above in Section 1(a) above pertaining to the ACS Acquisition, subclause (C) of the proviso to Section 6.08(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     (C) the Loan Parties may make scheduled payments of principal and interest in respect of the ACS Subordinated Indebtedness, if and to the extent that no Event of Default has occurred and is continuing or would result after giving effect to such payment, and
          (n) Effective upon the effectiveness of the consent set forth above in Section 1(b) above pertaining to the Cicero Acquisition, subclause (D) of the proviso to Section 6.08(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     (D) the Loan Parties may make scheduled payments of principal and interest in respect of the Cicero Subordinated Indebtedness to the extent expressly permitted by the Cicero Subordination Agreement.
          3. Application of Proceeds from Asset Sales. Each Borrower hereby agrees that (i) without limiting the foregoing, all Net Proceeds (as defined in the Indenture) of all Asset Sales (as defined in the Indenture) that have been consummated prior to the date hereof or are consummated on or after the date hereof, shall in each be used in accordance with the second paragraph of Section 4.10 of the Indenture (and in a manner that does not violate the Credit Agreement or any other Loan Document) prior to 365 days after receipt of any such Net Proceeds (as defined in the Indenture) from any such Asset Sale

(as defined in the Indenture), such that in no event at any time shall there be Excess Proceeds (as defined in the Indenture) in an amount in excess of $10,000,000 that would require the Company to make an Asset Sale Offer (as defined in the Indenture) pursuant to the third paragraph of Section 4.10 of the Indenture and (ii) on the reasonable request of Administrative Agent, the Borrower Representative shall provide information to the Administrative Agent regarding the amount and use of such proceeds and demonstrating that as a result thereof no such Asset Sale Offer (as defined in the Indenture) shall be required. Any breach of any of the provisions of this Section 3 shall constitute an immediate Event of Default.
          4. Post Amendment Covenant. Each Borrower hereby agrees that the Borrowers will, on or before September 30, 2010, deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a fully executed amendment to each Mortgage identified by the Administrative Agent, reflecting the extension of the Maturity Date effected by this Amendment, together with a title insurance date-down endorsement relating to each such Mortgage as to which the Administrative Agent previously received title insurance. Any breach of any of the provisions of this Section 4 shall constitute an immediate Event of Default.
          5. Conditions to Effectiveness. The effectiveness of Sections 1 and 2 of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to Administrative Agent:
          (a) Administrative Agent shall have received a fully executed copy of this Amendment executed by each of the Borrowers, the Required Lenders, and solely with respect to the amendment of the definition of Applicable Margin set forth in Section 2 above, each of the Lenders;
          (b) Administrative Agent shall have been reimbursed for all reasonable costs, fees and expenses incurred by Administrative Agent or Lenders in connection with the preparation, execution, administration or enforcement of this Amendment;
          (c) Administrative Agent shall have received from the Borrowers a consent and amendment fee in an aggregate amount equal to $162,676, which shall be paid by Administrative Agent to Lenders in the amounts shown on Exhibit A attached hereto and which will be fully earned and non-refundable when paid;
          (d) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; and
          (e) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
          6. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to Administrative Agent and Lenders that:
          (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party and this Amendment has been duly executed and delivered such Loan Party;
          (b) each of the representations and warranties set forth in the Credit Agreement, are true and correct in all material respects as of the date hereof and, each of such representations and warranties will continue to be true and correct in all material respects immediately after giving effect to each of the ACS Acquisition and the Cicero Acquisition (except to the extent in each case such representations and warranties relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date);
          (c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and
          (d) neither this Amendment nor any of the transactions contemplated hereby violate, or cause a breach of, any of the provisions of the Indenture.
          7. Release.
          (a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, other representatives, and any consultants engaged by Administrative Agent and Lenders or their counsel (Administrative Agent and each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
          (b) Each Releasor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each Releasor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
          8. Acknowledgment of Loan Guarantors. Each Loan Guarantor hereby acknowledges that Borrowers, Administrative Agent and Lenders have amended the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that Administrative Agent and Lenders would not amend the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the Loan Guaranty and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the Loan Guaranty and all other Loan Documents to which it is a party are in full force and effect.

          9. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
          10. References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
          11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”) transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.
          12. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.
          13. Governing Law. This Amendment shall be a contract made under and governed by the laws of the state of Ohio, without regard to conflict of laws principles that would require the application of laws other than those of the state of Ohio. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWERS: PARK-OHIO INDUSTRIES, INC.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

RB&W CORPORATION OF CANADA
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

EX-IM BORROWERS: PARK-OHIO INDUSTRIES, INC.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

AJAX TOCCO MAGNETHERMIC CORPORATION
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Exhibit A

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
OTHER DOMESTIC LOAN PARTIES:
AJAX TOCCO MAGNETHERMIC CORPORATION
ATBD, INC.
BLUE FALCON TRAVEL, INC.
COLUMBIA NUT & BOLT LLC
CONTROL TRANSFORMER, INC.
FECO, INC
FORGING PARTS & MACHINING COMPANY
GATEWAY INDUSTRIAL SUPPLY LLC
GENERAL ALUMINUM MFG. COMPANY
ILS TECHNOLOGY LLC
INDUCTION MANAGEMENT SERVICES, LLC
INTEGRATED HOLDING COMPANY
INTEGRATED LOGISTICS HOLDING COMPANY
INTEGRATED LOGISTICS SOLUTIONS, INC.
LALLEGRO, INC.
LEWIS & PARK SCREW & BOLT COMPANY
PARK-OHIO FORGED & MACHINED PRODUCTS LLC
PARK-OHIO PRODUCTS, INC.
PHARMACEUTICAL LOGISTICS, INC.
PHARMACY WHOLESALE LOGISTICS, INC.
P-O REALTY LLC
PRECISION MACHINING CONNECTION LLC
RB&W MANUFACTURING LLC
RED BIRD, INC.
SNOW DRAGON LLC
SOUTHWEST STEEL PROCESSING LLC
ST HOLDING CORP.
STMX, INC.
SUMMERSPACE, INC.
SUPPLY TECHNOLOGIES (NY), INC.
SUPPLY TECHNOLOGIES LLC
THE AJAX MANUFACTURING COMPANY
THE CLANCY BING COMPANY
TOCCO, INC.
WB&R ACQUISITION COMPANY, INC.

By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

POVI L.L.C. By: Integrated Logistics Holding Company Its: Member
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

RB&W LTD. By: RB&W Manufacturing LLC Its: Sole Member
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

TW MANUFACTURING CO.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OTHER CANADIAN LOAN PARTIES: AJAX TOCCO MAGNETHERMIC CANADA LIMITED
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

SUPPLY TECHNOLOGIES COMPANY OF CANADA
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

JPMORGAN CHASE BANK, N.A., individually as Administrative Agent, as Domestic Issuing Bank, as Ex-Im Issuing Bank, as Ex-Im Revolving Lender, as Domestic Swingline Lender and as a Lender
By	/s/ David J. Waugh
	Name:	David J. Waugh
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent, as Canadian Issuing Bank, as Canadian Swingline Lender and as a Lender
By	/s/ Agostino A. Marchetti
	Name:	Agostino A. Marchetti
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By	/s/ Matthew Kasper
	Name:	Matthew Kasper
	Title:	Relationship Manager

U.S. BANK NATIONAL ASSOCIATION, Canada Branch, as a Canadian Revolving Lender
By	/s/ Paul Rodgers
	Name:	Paul Rodgers
	Title:	Principal Officer

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By	/s/ Douglas Hoffman
	Name:	Douglas Hoffman
	Title:	Vice President

PNC BANK Canada Branch, as a Canadian Revolving Lender
By	/s/ Bill Hines
	Name:	Bill Hines
	Title:	Senior Vice President & Principal Officer

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as a Lender and as a Canadian Revolving Lender
By	/s/ James G. Zamborsky
	Name:	James G. Zamborsky
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
By	/s/ Trevor S. Townsend
	Name:	Trevor S. Townsend
	Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Canadian Revolving Lender
By	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender and as a Canadian Revolving Lender
By	/s/ John P. Dunn
	Name:	John P. Dunn
	Title:	Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender
By	/s/ Robert Beer
	Name:	Robert Beer
	Title:	Senior Vice President